    As filed with the Securities and Exchange Commission on August 15, 2000.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 DELTAGEN, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                 94-3260659
-------------------------------------     -------------------------------------
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)



        1003 Hamilton Avenue
        Menlo Park, California                           94025
-------------------------------------     --------------------------------------
        (Address of Principal                          (Zip Code)
         Executive Offices)

                              1998 STOCK INCENTIVE PLAN
                              2000 STOCK INCENTIVE PLAN
                          2000 EMPLOYEE STOCK PURCHASE PLAN
                          ---------------------------------
                              (Full title of the plan)


                                                        Copy to:

        WILLIAM MATTHEWS, PH.D.                   CAMEO F. JONES, ESQ.
        Chief Executive Officer               Pillsbury Madison & Sutro LLP
            Deltagen, Inc.                          50 Fremont Street
         1003 Hamilton Avenue                        P.O. Box 7880
      Menlo Park, California 94025            San Francisco, CA 94120-7880
            (650) 752-0200                           (415) 983-1000
-------------------------------------     --------------------------------------
 (Name, address and telephone number,
    including area code, of agent
        for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
  Title of Amount             Amount              Proposed Maximum            Proposed                Amount of
   Securities To               To Be               Offering Price         Maximum Aggregate         Registration
   Be Registered            Registered              per Share(1)          Offering Price(1)              Fee
-------------------------------------------------------------------------------------------------------------------
   Common Stock,         10,922,034 shares             $15.03              $164,158,171.02           $43,337.75
  $.001 par value

 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low prices as reported on the Nasdaq National Market on August 11, 2000.

                                --------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

                  (i) Registrant's prospectus dated August 2, 2000 filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with the Registrant's Registration Statement on Form S-1, File No. 333-34668 (the "Form S-1 Registration Statement")), which contains the balance sheets of the Registrant as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows from January 28, 1997 (date of inception) to December 31, 1999, together with the report thereon of PricewaterhouseCoopers LLP, independent public accounts; and

                  (ii) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed July 25, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF APPLICABLE SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED COUNSEL.

         Various legal matters with respect to the validity of the common stock offered pursuant to this Registration Statement will be passed upon by Pillsbury Madison & Sutro LLP, San Francisco, California. Partners of Pillsbury Madison & Sutro LLP own an aggregate of 28,571 shares of our common stock.

         The financial statements of Deltagen, Inc. incorporated by reference in this registration statement have been audited by PricewaterhouseCoopers LLP, independent auditors, to the extent indicated in their report thereon also incorporated by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF OFFICERS.

         Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Restated Certificate of Incorporation (Exhibit 3(i).3 to the Form S-1 Registration Statement) and Article VI of the Registrant's Bylaws (Exhibit 3(ii).2 to the Form S-1 Registration Statement) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law (Exhibit 10.7 to the Form S-1
Registration Statement).

         The Underwriting Agreement (Exhibit 1.1 to the Form S-1 Registration Statement) provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraphs (a)(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 15, 2000.

                               DELTAGEN, INC.



                               By         /s/ William Matthews
                                 -----------------------------------------------
                                                William Matthews, Ph.D.
                                          President and Chief Executive Officer,

                              POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Matthews, Ph.D. and Augustine G. Yee, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                Signature                                       Title                              Date
                ---------                                       -----                              ----

     /s/ William Matthews                    President and Chief Executive Officer,           August 15, 2000
------------------------------------------   (Principal Executive Officer)
         William Matthews, Ph.D.

     /s/ Brian E. Crowley                    Director of Finance (Principal Financial and     August 15, 2000
------------------------------------------   Accounting Officer)
           Brian E. Crowley

     /s/ Vicente Anido, Jr.                  Director                                         August 15, 2000
------------------------------------------
        Vicente Anido, Jr., Ph.D.

     /s/ Philippe O. Chambon                 Director                                         August 15, 2000
------------------------------------------
     Philippe O. Chambon, M.D., Ph.D.

     /s/ Thomas A. Penn                      Director                                         August 15, 2000
------------------------------------------
          Thomas A. Penn

     /s/ F. Noel Perry                       Director                                         August 15, 2000
------------------------------------------
            F. Noel Perry

     /s/ Nicholas J. Simon, III              Director                                         August 15, 2000
------------------------------------------
           Nicholas J. Simon III

                                INDEX TO EXHIBITS


    Exhibit
    Number                         Exhibit
    -------                        -------
     4.1*    Specimen Stock Certificate
     5.1     Opinion regarding legality of securities to be offered.
     23.1    Consent of PricewaterhouseCoopers LLP, Independent Auditors.
     23.2    Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).
     24.1    Power of Attorney (see page 4).

----------------------------------
* Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-34668.